UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 9, 2016, the Compensation Committee of the Board of Directors of Pegasystems Inc. (the “Company”) approved the 2016 base salaries and Section 16 Officer/FLT Member Corporate Incentive Compensation Plan (the “Incentive Plan”) target incentive payments and other incentive payment targets for the executive officers of the Company listed on Exhibit 99.1 to this Current Report on Form 8-K (the “Executive Officers”).

The aggregate target Incentive Plan payments for Executive Officers is $785,000. The Executive Officers, other than Alan Trefler, Chief Executive Officer and Chairman, are also eligible for additional incentive compensation related to the achievement of certain operational objectives totaling $121,000. Leon Trefler and Douglas Kra, Senior Vice Presidents of Global Customer Success, are also eligible for sales commissions of $200,000 and $150,000, respectively.

The foregoing summary description is qualified in its entirety by reference to Exhibit 99.1 to this Current Report on Form 8-K, which describes the 2016 base salaries, target Incentive Plan payments and other incentive payment targets for the Executive Officers. It is further qualified in its entirety by reference to the Incentive Plan filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 18, 2016, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

99.1	2016 Executive Officers Base Salaries, Target Bonus Payments, and Other Incentives

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: March 15, 2016	By:	/s/ Anne T. Warner
Anne T. Warner
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	2016 Executive Officers Base Salaries, Target Bonus Payments, and Other Incentives